CIFG Assurance North America Inc.

  Unaudited Interim Financial Statements

June 30, 2006

CIFG Assurance North America, Inc.

Table of Contents

Balance Sheets as of June 30, 2006 and December 31, 2005

3

Statements of Operations for the three and six month periods ended

      June 30, 2006 and 2005

4

Statements of Changes in Shareholder’s Equity and Comprehensive

      Income (Loss) for the six months ended June 30, 2006 and the year ended December 31, 2005

5

Statements of Cash Flows for the six months ended June 30, 2006 and 2005

6

Notes to Financial Statements

7-9

CIFG Assurance North America, Inc.

Balance Sheets

($ in '000s, except per share amount)

	As of
	June 30,	As of
	(Unaudited)	December 31,
Assets	2006	2005
Investments
Fixed income securities available for sale, at fair value
(amortized cost of $112,157 and $134,387)	$ 108,830	$ 132,924
Short-term investments, at cost	53,107	24,652
Total investments	161,937	157,576

Cash	1,285	3,388
Premiums receivable	9,467	7,515
Receivable for securities sold	---	4,000
Investment income due and accrued	1,705	1,497
Prepaid reinsurance premiums	166,660	141,827
Intangible asset - licenses acquired in acquisition	8,331	8,331
Total assets	$ 349,385	$ 324,134

Liabilities and Shareholder's Equity
Liabilities
Deferred premium revenues	$ 194,365	$ 165,846
Loss and loss adjustment reserves	674	529
Deferred ceding commissions, net	17,611	13,267
Ceded reinsurance balances payable	8,164	12,949
Deferred fee income	371	413
Ceding commission payable	125	138
Current income taxes payable	88	88
Derivative liabilities	46	53
Balances due to affiliates	5,896	6,798
Other liabilities	2,573	1,961
Total liabilities	229,913	202,042

Shareholder's Equity
Common stock (par value $4,191.49 per share
authorized, issued and outstanding shares 4,700)	19,700	19,700
Additional paid-in capital	122,850	122,850
Accumulated deficit	(19,752)	(18,995)
Accumulated other comprehensive loss	(3,326)	(1,463)
Total shareholder's equity	119,472	122,092
Total liabilities and shareholder's equity	$ 349,385	$ 324,134
The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

Statement of Operations

($ in '000s)

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)
	2006	2005	2006	2005
		Restated		Restated
Revenues
Gross premiums written	$31,868	$16,765	$50,809	$25,552
Ceded premiums written	(27,501)	(14,882)	(44,168)	(22,559)
Net premiums written	4,367	1,883	6,641	2,993
Change in net deferred premium revenue	(2,829)	(768)	(3,683)	(776)
Net premium earned (net of ceded earned premiums
of $12,185, $6,141, $19,374 and $10,262; respectively)	1,538	1,115	2,958	2,217
Net investment income	1,705	887	3,127	1,666
Net realized gains	---	---	---	1
Net realized and unrealized
gains (losses) on financial guarantees at fair value	22	(11)	7	(25)
Other income	21	---	42	---
Total revenues	3,286	1,991	6,134	3,859

Expenses
Losses and loss adjustment expenses	78	51	145	102
Amortization of deferred acquisition costs, net	(89)	195	57	398
Operating expenses	3,630	4,210	6,539	7,334
Total expenses	3,619	4,456	6,741	7,834

Loss before income taxes	(333)	(2,465)	(607)	(3,975)
Provision for income taxes	---	---	150	---
Net loss	$ (333)	$(2,465)	$ (757)	$ (3,975)

	The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

Statements of Changes in Shareholder's Equity and Comprehensive Income (Loss)

($ in '000s)

(Unaudited)

Six months ended

Year ended

June 30,

December 31,

2006

2005

Common Shares

Shares at beginning of period

          4,700

       4,700

Shares at end of period

          4,700

       4,700

Common Stock

Balance at beginning of period

$        19,700

$     19,700

Ending Balance

$        19,700

$     19,700

Additional paid-in capital

Balance at beginning of period

$      122,850

$   122,850

Capital contributions

                ---

               ---

Ending Balance

$      122,850

$   122,850

Accumulated deficit

Balance at beginning of period

$       (18,995)

$    (15,163)

Net loss

              (757)

$ (757)

(3,832)

$ (3,832)

Ending Balance

$       (19,752)

$    (18,995)

Accumulated other comprehensive loss

Balance at beginning of period

$         (1,463)

$           (53)

Net change in unrealized depreciation

of securities, net of deferred tax expense of

$(0) in 2006 and $28 in 2005

(1,863)

(1,410)

Other comprehensive loss

(1,863)

(1,863)

 (1,410)

(1,410)

Total comprehensive loss

$(2,620)

$ (5,242)

Ending Balance

$         (3,326)

$      (1,463)

Total Shareholder's Equity

$      119,472

$    122,092

2006

2005

Disclosure of reclassification amounts

Unrealized depreciation arising

 during the period, net of taxes

$         (1,863)

$      (1,407)

Less: reclassification adjustment for net gains

(losses) included in net income, net of taxes

                 ---

(3)

Net unrealized depreciation of securities, net of taxes

$         (1,863)

$      (1,410)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

Statements of Cash Flows

($ in '000s)

	Unaudited
	Six months ended June 30,
	2006	2005
		Restated
Cash flows from operating activities
Net loss	$ (757)	$ (3,975)
Adjustments to reconcile net loss to net cash
provided (used) by operating activities
Amortization of bond premium, net	125	13
Increase in loss and loss adjustment reserves	145	102
Increase in deferred premium revenue	28,519	11,207
Increase in prepaid reinsurance premiums	(24,833)	(10,425)
Increase in premium receivable	(1,952)	(3,321)
Decrease in ceded reinsurance balances payable	(4,785)	(686)
Decrease (increase) in ceding commission payable	(13)	890
Increase in investment income due and accrued	(208)	(180)
Decrease in balances due to affiliates	(902)	(2,904)
Increase in deferred ceding commissions, net	4,344	763
Net realized and unrealized (gains) losses on financial guarantees
at fair value	(7)	25
Increase in other liabilities	361	463
Total adjustments to net loss	794	(4,053)
Net cash provided (used) by operating activities	37	(8,028)

Cash flows from investing activities
Purchase of fixed income securities	(8,722)	(50,821)
Purchase (sale) of short term investments, net	(28,455)	47,137
Proceeds from the maturity of fixed income securities	35,037	5,470
Net cash (used) provided by investing activities	(2,140)	1,786

Decrease in cash	(2,103)	(6,242)
Cash at beginning of period	3,388	6,568
Cash at end of period	$ 1,285	$ 326

Supplemental disclosures of cash flow information	$ 150	$ ---
Federal income taxes paid

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

Notes to Financial Statements

June 30, 2006

(Dollar Amounts in Thousands)

1.

Business and Organization

CIFG Assurance North America, Inc., formerly known as CDC IXIS Financial Guaranty North America, Inc. (“CIFG NA” or the “Company”) was incorporated on April 11, 2002 in the State of New York.  On May 24, 2002 the New York State Insurance Department (“NYSID”) granted the Company a license to conduct surety, credit, residual value and financial guaranty insurance.  As of June 30, 2006, CIFG NA was licensed to transact financial guaranty insurance in 43 states and the U.S. Virgin Islands, the U.S. District of Columbia and the Commonwealth of Puerto Rico.

In the ordinary course of business, the Company issues financial guaranty contracts in respect of certain obligations of certain variable interest entities (VIEs). Specifically, CIFG NA has issued contracts in respect of certain obligations of multiple distinct New York State business trusts, collectively known as the New Generation Funding Trusts.  The financial guaranty contracts generally provide credit protection to investors who have entered into credit default swap (CDS) transactions with the respective VIEs. Other than the transactions described above, the VIEs own no assets and have no outstanding debt and, by virtue of the credit support provided by the financial guaranty contracts, CIFG NA considers itself to be the primary beneficiary of these VIEs.  Accordingly, these VIEs are consolidated.

2.

Basis of Presentation

The accompanying condensed financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. These condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of and for the year ended December 31, 2005. The accompanying condensed financial statements have not been audited by independent auditors but, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary for a fair statement of the financial position, results of operations, and cash flows at June 30, 2006 and for all periods presented, have been made. The December 31, 2005 balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended June 30, 2006 and 2005 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2006 presentation.

The Company has restated its financial statements for the years ended December 31, 2004 and 2003.  Although fiscal years 2004 and 2003 are not presented in these financial statements the restatement adjustments impact the 2005 quarterly financial statements as previously reported.  The restatement arises from the correction of an error related to the Company’s application of certain aspects of “Statement of Financial Accounting Standards (“FAS”) No. 60 – “Accounting and Reporting by Insurance Enterprises” (“FAS 60”) to insurance policies that do not qualify for the financial guaranty scope exception under FAS 133 – “Accounting for Derivative Instruments and Hedging” (“FAS 133”) and FAS 149 – “Amendment of FAS 133 Derivative Instruments and Hedging Activities” (“FAS 149”).  These financial guaranty contracts are accounted for as derivatives on a fair value basis under FAS 133.  The Company considers these contracts to be generally an extension of its financial guaranty insurance business in that the Company compensates the guaranteed party for economic losses caused by credit events, and the risks undertaken are substantially the same as the risks in the financial guaranty form.

Financial guaranty insurance contracts that meet the scope exception under FAS 133 are subject to FAS 60, which provides for the deferral of acquisition costs that are primarily related to, and vary with, the production of new business. In addition, FAS 60 provides for the establishment of loss and loss adjustment reserves.  In prior years, the Company deferred acquisition costs and established loss and loss adjustment reserves for all of its financial guaranty contracts, including those derivative contracts subject to FAS 133 and thus carried at fair value.  The deferral of acquisition costs and the establishment of loss reserves and loss adjustment expenses for credit derivatives is not in accordance with U.S. GAAP. Accordingly, the Company has expensed deferred acquisition costs and has reversed the loss and loss adjustment reserves established for financial guaranty contracts carried at fair value in the restated financial statements.

3.

Losses and Loss Adjustment Expense Reserves

Loss and loss adjustment reserves are established for financial guaranty contracts subject to FAS 60. The reserve for losses and loss adjustment expenses consists of active credit reserves and case basis loss and loss adjustment expense reserves. The development of active credit reserves is based upon estimates of the expected levels of debt service payment defaults on currently guaranteed issues that are not presently or imminently in default, and by reference to financial guaranty industry historical loss experience. The determination of the reserve is primarily based on an analysis of expected losses as a percentage of expected premium on the outstanding insured portfolio, pursuant to which, active credit reserves are provided on a periodic basis as a function of financial guaranty premiums earned to date.

The Company monitors active credit reserves on an ongoing basis and adjusts these reserves based on actual loss experience, considering the changes in the mix of business and economic conditions. Case basis loss reserves will be recorded when it is probable that a loss has been incurred and it can be reasonably estimated. When losses occur, case basis loss reserves will be established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. The active credit reserve is available to be applied against future case basis loss reserves and any related adjustments.  As of June 30, 2006 and December 31, 2005 there were no case basis loss reserves recorded.

The Company’s loss reserving policy, described above, is based on guidance provided in SFAS 60, SFAS 5, “Accounting for Contingencies” and analogies to Emerging Issues Task Force (EITF) 85-20, “Recognition of Fees for Guaranteeing a Loan.”  SFAS 60 requires that, for short-duration contracts, a liability for unpaid claim costs relating to insurance contracts, including estimates of costs relating to incurred but not reported claims, be accrued when insured events occur.  Additionally, SFAS 5 requires that a loss be recognized where it is probable that one or more future events will occur confirming that a liability has been incurred at the date of the financial statements and the amount of loss can be reasonably estimated.

Due to diversity of the financial guaranty industry accounting practices in 2005, the Financial Accounting Standards Board (“FASB”) added a project to their agenda to consider the accounting model for financial guaranty insurers.  The project’s scope is limited to financial guaranty contracts not subject to FAS 133 because the characteristics of these financial guaranty contracts have met the scope exceptions set forth in FAS 133 and are not subject to derivative accounting.  The FASB’s project will consider claims liability recognition, premium recognition, and the amortization of deferred acquisition costs.  Currently, the Company cannot assess the impact on the financial statements of potential changes which might occur due to the issuance of new guidance by the FASB under this project.  The FASB expects to issue an exposure draft in the third quarter of 2006.

Management believes that the Company’s reserves are adequate to cover the ultimate net cost of claims.  However, because the reserves are based on management’s judgment and estimates, there can be no assurance that the ultimate liability will not exceed such estimates.

4.

Subsequent Event

During the second quarter of 2006, Caisse Nationale des Caisse d’Epargne (CNCE), the parent of CIFG Holding (an indirect parent of the Company which, with its other subsidiaries constitute the CIFG Group), announced the signing of a letter with Groupe Banque Populaire for the combination of some of their respective business into a joint subsidiary, to be called NatIxis, subject to regulatory approval.  Pursuant to the announcement, the CIFG Group would be part of the combined entity.